Exhibit 10.8

ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE

THIS ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE (this “Assignment”) is made as of February 24, 2013, by and between FIDELITY NATIONAL SPECIAL OPPORTUNITIES, INC., a Delaware corporation (“Assignor”), and J. ALEXANDER’S HOLDING’S, LLC, a Delaware limited liability company (“Assignee”), and is consented to by FIDELITY NATIONAL SPECIAL OPPORTUNITIES, INC., a Delaware corporation (“Payee”).

WITNESSETH:

WHEREAS, Assignor is currently obligated to Fidelity National Financial, Inc., a Delaware corporation (“FNF”) under that certain Replacement Promissory Note B dated as of January 31, 2013 made by Assignor to the order of FNF in the principal amount of $20,000,000.00 (the “Note”), which replaces, in part, that certain Amended and Restated Promissory Note dated as of September 25, 2012 and amended and restated as of November 26, 2012, made by Assignor to the order of FNF in the principal amount of $65,000,000.00.

WHEREAS, Assignor is concurrently herewith contributing all of its holdings of equity interests of J. Alexander’s, LLC, a Delaware limited liability company, to Assignee (the “Contribution”).

WHEREAS, in connection with the Contribution, Assignor desires to assign to Assignee, and Assignee desires to assume and agree to perform any and all obligations of Assignor under the Note.

WHEREAS, in connection with such assignment and assumption of the Note, Assignor desires that it be released from any and all obligations under the Note.

NOW, THEREFORE, for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. As of the date hereof, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Note. Assignor hereby represents and warrants to Assignee that the outstanding principal balance of the Note as of the date hereof is $20,000,000.00.

2. By acceptance of this Assignment, Assignee hereby accepts the assignment of the Note from Assignor, and, from and after the date hereof, assumes all obligations of Assignor with respect thereto.

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

[Signatures on following Page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment under seal as of the date first above written.

ASSIGNOR:		ASSIGNEE:

FIDELITY NATIONAL SPECIAL OPPORTUNITIES, INC		J. ALEXANDER’S HOLDINGS, LLC
By:	/s/ Richard Cox	By:	/s/ Goodloe Partee
Name:	Richard Cox	Name:	Goodloe Partee
Title:	Senior Vice President	Title:	Secretary

The undersigned hereby acknowledges and consents to the terms and provisions of this Assignment and agrees that the Assignor is hereby released from any and all obligations under the Note and that Assignee shall be solely obligated to perform any and all obligations formerly of Assignor under the Note. The undersigned hereby confirms to Assignee that the outstanding principal balance of the Note as of the date of this Assignment is correct as recited in the representation of Assignor to Assignee herein.

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Richard Cox
Name:	Richard Cox
Title:	Senior Vice President

Signature Page to Assignment and Assumption of Promissory Note

REPLACEMENT PROMISSORY NOTE B

$20,000,000.00	Dated as of January 31, 2013

FIDELITY NATIONAL SPECIAL OPPORTUNITIES, INC.

601 Riverside Avenue

Jacksonville, Florida 32204

(Hereinafter referred to as “Borrower”)

FIDELITY NATIONAL FINANCIAL, INC.

601 Riverside Avenue

Jacksonville, Florida 32204

(Hereinafter referred to as “Lender”)

FOR VALUE RECEIVED. Borrower promises to pay to the order of Lender, in lawful money of the United States of America, at its office indicated above or wherever else Lender may specify, the sum of Twenty Million and 00/100 Dollars ($20,000,000.00) with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”). Any advances that are repaid cannot be reborrowed.

INTEREST RATE. Borrower agrees to pay interest in respect of the unpaid principal amount of this Note from September 25, 2012 at a rate equal to twelve and one-half percent (12.5%) per annum (“Interest Rate”), which accrued interest shall be paid by Borrower in arrears in full on any date on which any prepayment of principal may be made by Borrower, with all remaining accrued but unpaid interest to be paid in full upon the maturity of this Note (whether by acceleration or otherwise) and, after such maturity, on demand.

DEFAULT RATE. In addition to all other rights contained in this Note, if an Event of Default occurs, all outstanding Obligations shall bear interest at the Interest Rate plus 2% per annum (“Default Rate”). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST COMPUTATION (ACTUAL/360). Interest shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

PREPAYMENT ALLOWED. This Note may be prepaid in whole or in part at any time, without penalty or premium.

REPAYMENT TERMS. This Note shall be due and payable in full, including all principal, accrued interest and any other amounts due hereunder, on January 31, 2016 (the “Maturity Date”), or on any earlier acceleration hereof as a result of any Event of Default.

APPLICATION OF PAYMENTS. Monies received by Lender from any source for application toward payment of the Obligations shall be applied first to accrued but unpaid interest, and finally to principal. If an Event of Default occurs and is continuing, monies may be applied to the Obligations in any manner or order deemed appropriate by Lender.

If any payment received by Lender under this Note is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of Borrower under this Note as though such payment had not been made.

DEFINITIONS. The term “Obligations”, as used in this Note, refers to any and all indebtedness and other obligations under this Note. The term “Event of Default”, as used in this Note, means the occurrence of any of the following: (i) Borrower fails to make any payment required hereunder, provided that Lender shall first have given Borrower notice of such failure and Borrower shall not have cured such failure within ten (10) days after the date such notice is given; or (ii) Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property, or any receiver, trustee, custodian, conservator, liquidator, rehabilitator. administrator, administrative receiver or similar officer is appointed without the application or consent of Borrower and the appointment continues undischarged or unstayed for 90 calendar days, or any proceeding under any Debtor Relief Law relating to Borrower or to all or any material part of its property is instituted without the consent of Borrower and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding. The term “Debtor Relief Law”, as used in this Note, means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Lender’s reasonable expenses actually incurred to enforce or collect any of the Obligations including, without limitation, reasonable and actual attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Lender in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

REMEDIES UPON DEFAULT. If any Event of Default occurs and is continuing, Lender may at any time thereafter (i) accelerate the maturity of this Note and, at Lender’s option, any or all other Obligations (whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, that if the Event of Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower, all Obligations shall automatically and immediately be due and payable) and (ii) exercise any other rights and remedies as provided at law or in equity.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note shall be valid unless in writing and signed by Lender. No waiver by Lender of any Event of Default shall operate as a waiver of any other Event of Default or the same Event Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except to the extent otherwise- provided by this Note or prohibited by law. Borrower waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind.

MISCELLANEOUS PROVISIONS. Assignment. This Note shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender’s interests in and rights under this Note are freely assignable, in whole or in part, by Lender. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender’s prior written consent is null and void. Severability. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Payments. All payments shall be delivered to Lender at its address first set forth above, or other such address as provided by Lender in writing. Notices. Any notices shall be sufficiently given, if in writing and mailed or delivered to Borrower’s or Lender’s address shown above or such other address as provided by notice from such party hereunder. Final Agreement. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties regarding the Obligations. Counterparts and Delivery. This Note may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Borrower and Lender. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

APPLICABLE LAW. This Note and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York (without regard to conflicts of law principles).

NO NOVATION. This Note (together with that certain Replacement Promissory Note A of even date herewith in the amount of $45.000.00.00 made by the Borrower to the order of the Lender) is delivered in replacement of that certain Amended and Restated Promissory Note dated as of September 25, 2012 and amended and restated as of November 26, 2012, in the original principal amount of $65,000,000 made by the Borrower to the order of the Lender (the “Prior Note”), and is made in substitution of the Prior Note and not in satisfaction or the Prior Note. This Note shall not be deemed to constitute a novation of the Prior Note.

WAIVER OF JURY TRIAL. EACH Of THE PARTIES TO THIS NOTE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

IN WITNESS WHEREOF, Borrower, as of the day and year first above written, has caused this Note to be duly executed.

FIDELITY NATIONAL SPECIAL OPPORTUNITIES, INC.

By:	/s/ Richard Cox
Name: Richard Cox Title: Senior Vice President

Acknowledged as of the day and year first written above

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Richard Cox
Name:	Richard Cox
Title:	Senior Vice President

Signature Page to Replacement Promissory Note B